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Exhibit 4(g)

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                             UNITED STATES STEEL LLC

                                       and

                      UNITED STATES STEEL FINANCING CORP.,

                                     Issuers

                                       and

                                USX CORPORATION,

                                    Guarantor

                     10 3/4% Senior Notes due August 1, 2008

                              =====================

                          FIRST SUPPLEMENTAL INDENTURE
                          Dated as of November 26, 2001

                                 TO INDENTURE OF
                             UNITED STATES STEEL LLC
                                       and
                      UNITED STATES STEEL FINANCING CORP.,
                                     Issuers
                                       and
                                USX CORPORATION,
                                    Guarantor
                            Dated as of July 27, 2001

                              ====================

                              The Bank of New York,
                                     Trustee

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          THIS FIRST SUPPLEMENTAL INDENTURE, dated as of November 26, 2001, among United States Steel LLC, a Delaware limited liability company (the "Company"), United States Steel Financing Corp., a Delaware corporation ("USS Financing", and together with the Company, the "Issuers"), USX Corporation, a Delaware corporation (the "Guarantor"), and The Bank of New York, a New York banking corporation, as trustee (the "Trustee").

                              W I T N E S S E T H :

          WHEREAS, the Issuers, the Guarantor and the Trustee executed and delivered an Indenture dated as of July 27, 2001 (the "Indenture"), providing for the issuance of $385,000,000 principal amount of 10 3/4% Senior Notes due August 1, 2008 (the "Initial Notes") and Additional Notes (as defined in the Indenture);

          WHEREAS, pursuant to Section 9.1 of the Indenture, the Issuers, the Guarantor and the Trustee desire to cure certain ambiguities, technical defects, inconsistencies and omissions contained in the Indenture, and to make certain changes to the Indenture that do not materially and adversely affect the rights of any Noteholder;

          WHEREAS, all acts, conditions and requirements necessary to make this First Supplemental Indenture a valid and binding agreement in accordance with its terms and for the purposes herein set forth have been done and taken, and the execution and delivery of this First Supplemental Indenture has been in all respects duly authorized;

          NOW THEREFORE, in consideration of the premises, the Issuers, the Guarantor and the Trustee covenant and agree as follows:

                                   ARTICLE I

                                   AMENDMENTS

          SECTION 1.1. The definition of "Guarantee" in Section 1.1 of the Indenture is hereby amended to read in its entirety as follows:

               "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any Person and any obligation, direct or indirect, contingent or otherwise, of such
     Person:

               (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise) but shall not include take-or-pay arrangements or other agreements to purchase goods or services that are not entered into for the purpose of purchasing or paying such Indebtedness of such Person; or

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               (ii) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

     provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning. The term "Guarantor" shall mean any Person Guaranteeing any obligation.

          SECTION 1.2. The following definition of "Financing Entity" is hereby added to Section 1.1 of the Indenture:

          "Financing Entity" means any Wholly Owned Subsidiary formed solely for the purpose of effecting a receivables or inventory financing program so long as such entity has no obligations that are either Guaranteed by, or recourse to, any other Restricted Subsidiary.

          SECTION 1.3. Subclause (ix) of the definition of "Permitted Liens" is hereby amended to read in its entirety as follows:

               (ix) Liens on the inventory or accounts receivable of the Company or any Restricted Subsidiary securing Indebtedness permitted under the provisions described in clause (b)(i) under Section 4.12;

          SECTION 1.4. Section 4.12(b)(i) of the Indenture is amended to read in its entirety as follows:

               (i) Indebtedness Incurred by the Company, any Financing Entity and any Foreign Restricted Subsidiary pursuant to any Credit Facilities, provided, however, that, immediately after giving effect to any such Incurrence, the aggregate principal amount of all Indebtedness Incurred under this clause (i) and then outstanding does not exceed the greater of
     (A) $750 million less the sum of all principal payments with respect to such Indebtedness pursuant to Section 4.15(b)(iii)(1) and (B) the sum of
     (x) 60% of the book value of the inventory of the Company and its Restricted Subsidiaries and (y) 85% of the book value of the accounts receivable of the Company and its Restricted Subsidiaries, provided further, however, that in no event shall the aggregate principal amount of all Indebtedness Incurred under this clause (i) at any time outstanding exceed $1.2 billion;

          SECTION 1.5. The reference in the third sentence of Section 9.6 of the Indenture to Section 10.4 is amended to refer to Section 11.4.

                                   ARTICLE II

                            MISCELLANEOUS PROVISIONS

          SECTION 2.1. For all purposes of this First Supplemental Indenture, except as

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otherwise defined or unless the context otherwise requires, capitalized terms used in this First Supplemental Indenture and defined in the Indenture have the meaning specified in the Indenture.

          SECTION 2.2. Except as specifically amended and supplemented by this First Supplemental Indenture, the Indenture shall remain in full force and effect and is hereby ratified and confirmed.

          SECTION 2.3. The laws of the State of New York shall govern this First Supplemental Indenture without regard to principles of conflict of laws.

          SECTION 2.4. All agreements of the Issuers and the Guarantor in this First Supplemental Indenture shall bind their successors. All agreements of the Trustee in this First Supplemental Indenture shall bind its successors.

          SECTION 2.5. The parties may sign any number of counterparts of this First Supplemental Indenture. Each such counterpart shall be an original, but all of them together represent the same agreement.

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          IN WITNESS WHEREOF, the parties hereto have caused this First
Supplemental Indenture to be duly executed as of the date first written above.

                                    Issuers:
                                    -------

                                    UNITED STATES STEEL LLC


                                    By:    /s/ D. C. Greiner
                                       -----------------------------------------
                                    Name:  D. C. Greiner
                                    Title: Assistant Treasurer

                                    UNITED STATES STEEL FINANCING CORP.


                                    By:    /s/ B. E. Lammel
                                       -----------------------------------------
                                    Name:  B. E. Lammel
                                    Title: Executive Vice President and
                                           Treasurer and Assistant Secretary

                                    Guarantor:
                                    ---------

                                    USX CORPORATION


                                    By:    /s/ E. F. Guna
                                       -----------------------------------------
                                    Name:  E. F. Guna
                                    Title: Vice President and Treasurer

                                    Trustee:
                                    -------

                                    THE BANK OF NEW YORK


                                    By:    /s/ Terence Rawlins
                                       -----------------------------------------
                                    Name:  Terence Rawlins
                                    Title: Vice President

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